Whittlesey & Hadley, P.C.
                                        Certified Public Accountants/Consultants

                                                          147 Charter Oak Avenue
                                                     Hartford, Connecticut 06106

                                                            860.522.3111 (voice)
                                                              860.524.4475 (fax)

                                                                   www.whcpa.com



                                   Exhibit 16
                                   ----------


                                                                   July 16, 2008

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC  20549

Gentlemen:

We have reviewed the disclosures made by PSB Holdings, Inc. (the "Company") in its current report on Form 8-K which is to be filed with the Securities and Exchange Commission ("SEC").

We agree with the statements made by the Company with respect to us in Item 4.01 of the Form 8-K regarding our replacement as the independent registered public accounting firm of the Company.


                                                   Very truly yours,

                                                   /s/ Whittlesey & Hadley, P.C.

                                                   Whittlesey & Hadley, P.C.





cc:      Chairman, Audit Committee, PSB Holdings, Inc.